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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-86313 of InfoSpace, Inc. of our report dated March 2, 2001 (March 23, 2001, as to Note 9), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington
November 13, 2001